                                                                  EXHIBIT 10.38

                                LEASE AGREEMENT

The Landlord and Tenant agree to lease the Apartment for the Term and at the Rent stated on these terms:

LANDLORD:  Guild Family Bronxville           TENANT:
           Partnership, L.P.                 Interep National Radio Sales, Inc.
----------------------------------           ----------------------------------
Address for Notices                          100 Park Avenue
                  ----------------           ----------------------------------
                                             New York, New York, 10017
----------------------------------           ----------------------------------

Apartment ( and terrace, if any) 3A  at Trump Parc Condominium, 106 Central Park South,
                                 ------------------------------------------------------

                                                                 New York, NY
     ---------------------------------------------------------------------------

Bank
-----------------------------------------------------------------------------------------
Lease date:                Term Ten Years                    Yearly Rent    $120,000.00
                                ------------------------                    -------------
           June 30 1999    beginning    February 1, 1999     Monthly Rent   $10,000.00
-----------------------                 ----------------                    -------------
                           ending     January 31, 2009       Security       $10,000.00
                                      ------------------                    -------------
-----------------------------------------------------------------------------------------
Broker*  NONE
-----------------------------------------------------------------------------------------


     Rider Additional terms on -1-  page(s) initialed at the end by the
                               ----
parties is attached and made a part of this Lease.

1. Use The Apartment must be used only as a private Apartment to live in as the residence of the Tenant and for no other reason. Only a party signing this Lease may use the Apartment. This is subject to Tenant's rights under the Apartment Sharing Law and to limits on the number of people who may legally occupy an Apartment of this size.

2. Failure to give possession Landlord shall not be liable for failure to give Tenant possession of the Apartment on the beginning date of the Term. Rent shall be payable as of the beginning of the Term unless Landlord is unable to give possession. Rent shall then be payable as of the date possession is available. Landlord must give possession within a reasonable time, if not, Tenant may cancel and obtain a refund of money deposited. Landlord will notify Tenant as to the date possession is available. The ending date of the Term will not change.

3. Rent, added rent The rent payment for each month must be paid on the first day of that month at Landlord's address. Landlord need not give notice to pay the rent. Rent must be paid in full without deduction. The first month's rent is to be paid when Tenant signs this Lease. Tenant may be required to pay other charges to Landlord under the terms of this Lease. They are called "added rent." This added rent will be billed and is payable as rent, together with the next monthly rent due. If Tenant fails to pay the added rent on time, Landlord shall have the same rights against Tenant as if Tenant failed to pay rent.

4. Notices Any bill, statement or notice must be in writing. If to Tenant, it must be delivered or mailed to the Tenant at the Apartment. If to Landlord it must be mailed to Landlord's address. It will be considered delivered on the day mailed or if not mailed, when left at the proper address. A notice must be sent by certified mail. Each party must accept and claim the notice given by the other. Landlord must notify Tenant if Landlord's address is changed.

5. Security Tenant has given security to Landlord in the amount stated above. The security has been deposited in the Bank named above and delivery of this Lease is notice of the deposit. If the Bank is not named, Landlord will notify Tenant of the Bank's name and address in which the security is deposited.

     If Tenant does not pay rent or added rent on time, Landlord may use the security to pay for rent and added rent then due. If Tenant fails to timely perform any other term in this Lease, Landlord may use the security for payment of money Landlord may spend, or damages Landlord suffers because of Tenant's failure. If the Landlord uses the security Tenant, shall, upon notice from Landlord, send to Landlord an amount equal to the sum used by Landlord. That amount is due, when billed, as rent. At all times Landlord is to have the amount of security stated above.

     If Tenant fully performs all terms of this Lease, pays rent on time and leaves the Apartment in good condition on the last day of the Term, then Landlord will return the security being held.

     If Landlord sells or leases the Building, Landlord may give the security to the buyer or lessee. In that event Tenant will look only to the buyer or lessee for the return of the security and Landlord will be deemed released. The Landlord may use the security as stated in this section. Landlord may put the security in any place permitted by law. Tenant's security will bear interest only if required by law. Landlord will give Tenant the interest when Landlord is required to return the security to Tenant. Any interest returned to Tenant will be less the sum Landlord is allowed to keep for expenses. Landlord need not give Tenant interest on the security if Tenant is in default.

6. Services Landlord will supply: (a) heat as required by law, (b) hot and cold water for bathroom and kitchen sink, (c) use of elevator, if any, and (d) cooling if central air conditioning is installed. Landlord is not required to install air-conditioning. Stopping or reducing of service(s) will not be reason for Tenant to stop paying rent, to make a money claim or to claim eviction. Tenant may enforce its rights under the warranty of habitability. Damage to the equipment or appliances supplied by Landlord, caused by Tenant's act or neglect, may be repaired by Landlord at Tenant's expense. The repair cost will be added rent.

     Tenant must pay for all electric, gas, telephone and other utility services used in the Apartment and arrange for them with the public utility company. Tenant must not use a dishwasher, washing machine, dryer, freezer, heater, ventilator, air cooling equipment or other appliance unless installed by Landlord or with Landlord's written consent. Tenant must not use more electric than the wiring or feeders to the Building can safely carry.

     Landlord may stop service of the plumbing, heating, elevator, air cooling or electrical systems, because of accident, emergency, repairs, or changes until the work is complete.

     If Landlord wants to change a person operated elevator to an automatic elevator, Landlord may stop service on 10 days' notice. Landlord will then have a reasonable time to begin installation of an automatic type elevator.

7. Alteration Tenant must obtain Landlord's prior written consent to install any panelling, flooring, "built in" decorations, partitions, railings, or make alterations or to paint or wallpaper the Apartment. Tenant must not change the plumbing, ventilating, air conditioning, electric or heating systems. If consent is given, the alterations and installations shall become the property of Landlord when completed and paid for. They shall remain with and as part of the Apartment at the end of the Term. Landlord has the right to demand that Tenant remove the alterations and installations before the end of the Term. The demand shall be by notice, given at least 15 days before the end of the Term. Tenant shall comply with the demand at Tenant's own cost. Landlord is not required to do or pay for any work unless stated in this Lease.

     If a lien is filed on the Apartment or Building for any reason relating to Tenant's fault, Tenant must immediately pay or bond the amount stated in the Lien. Landlord may pay or bond the lien if Tenant fails to do so within 20 days after Tenant has notice about the Lien. Landlord's costs shall be added rent.

8. Repairs Tenant must take good care of the Apartment and all equipment and fixtures in it. Landlord will repair the plumbing, heating and electrical systems. Tenant must, at Tenant's cost, make all repairs and replacements whenever the need results from Tenant's act or neglect. If Tenant fails to make a needed repair or replacement, Landlord may do it. Landlord's reasonable expense will be added rent.

9. Fire, accident, defects, damage Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the Apartment can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Apartment is unusable. If part of the Apartment cannot be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Apartment is usable. Landlord need only repair the damaged part of the Apartment. Landlord is not required to repair or replace any fixtures, furnishings or decorations but only equipment that is originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control.

     If the apartment can not be used, Landlord has 30 days to decide whether to repair it. Landlord's decision to repair must be given by notice to Tenant within 30 days of the fire or casualty. Landlord shall have a reasonable time to repair. In determining what is a reasonable time, consideration shall be given to any delays in receipt of insurance settlements, labor trouble and causes not within Landlord's control. If Landlord fails to give Tenant notice of its decision within 30 days, Tenant may cancel the lease as of the date of the fire or casualty. The cancellation shall be effective only if it is given before Landlord begins to repair or before Landlord notifies Tenant of its decision to repair. If the fire or other casualty is caused by an act or neglect of Tenant or guest of Tenant all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

     Landlord has the right to demolish, rebuild or renovate the Building if there is substantial damage by fire or other casualty. Even if the Apartment is not damaged, Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish, rebuild or renovate. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Apartment to Landlord on or before the cancellation date in the notice and pay all rent due to the (date of the fire or casualty. If the Lease is cancelled Landlord is not required to repair the Apartment or Building. The cancellation does not release Tenant of liability in connection with the fire or casualty. This Section is intended to replace the terms of New York Real Property Law Section 227.

10. Liability Landlord is not liable for loss, expense, or damage to any person or property, unless due to Landlord's negligence. Landlord is not liable to Tenant for permitting or refusing entry of anyone into the Building.

     Tenant must pay for damages suffered and reasonable expenses of Landlord relating to any claim arising from any act or neglect of Tenant. If an action is brought against Landlord arising from Tenant's act or neglect Tenant shall defend Landlord at Tenant's expense with an attorney of Landlord's choice.

     Tenant is responsible for all acts or neglect of Tenant's family, employees, guests or invitees.

11. Entry by Landlord Landlord may enter the Apartment at reasonable hours to: repair, inspect, exterminate, install or work on master antennas or other systems or equipment and perform other work that Landlord decides is necessary or desirable. At reasonable hours Landlord may show the Apartment to possible buyers, lenders, or tenants of the entire Building or land. At reasonable hours Landlord may show the Apartment to possible or new tenants during the last 4 months of the Term. Entry by Landlord must be on reasonable notice except in emergency.

12. Assignment and sublease Tenant must not assign all or part of this Lease or sublet all or part of the Apartment or permit any other person to use the Apartment. If Tenant does, Landlord has the right to cancel the Lease as stated in the Tenant's Default section. State law may permit Tenant to sublet under certain conditions. Tenant must get Landlord's written permission each time Tenant wants to assign or sublet. Permission to assign or sublet is good only for that assignment or sublease. Tenant remains bound to the terms of this lease after a assignment or sublet is permitted, even if Landlord accepts money from the assignee or subtenant. The amount accepted will be credited toward money due from Tenant, as Landlord shall determine. The assignee or subtenant does not become Landlord's tenant. Tenant is responsible for acts and neglect of any person in the Apartment.

13. Subordination This Lease and Tenant's rights, are subject and subordinate to all present and future: (a) leases for the Building or the land on which it stands, (b) mortgages on the leases or the Building or land, (c) agreements securing money paid or to be paid by a lender, and (d) terms, conditions, renewals, changes of any kind and extensions of the mortgages, leases or lender agreements. Tenant must promptly execute any certificate(s) that Landlord requests to show that this Lease is so subject and subordinate. Tenant authorizes Landlord to sign these certificate(s) for Tenant.

14. Condemnation If all of the Apartment or Building is taken or condemned by a legal authority, the Term, and Tenant's rights shall end as of the date the authority takes title to the Apartment or Building. If any part of the Apartment or Building is taken, Landlord may cancel this Lease on notice to Tenant. The notice shall set a cancellation date not less than 30 days from the date of the notice. If the Lease is cancelled, Tenant must deliver the Apartment to Landlord on the cancellation date together with all rent due to that date. The entire award for any taking belongs to Landlord. Tenant assigns to Landlord any interest Tenant may have to any part of the award. Tenant shall make no claim for the value of the remaining part of the Term.

15. Construction or demolition Construction or demolition may be performed in or near the Building. Even if it interferes with Tenant's ventilation, view or enjoyment of the Apartment it shall not affect Tenant's obligations in this Lease.

16. Tearing down the building If the Landlord wants to tear down the entire Building, Landlord shall have the right to end this Lease by giving six (6) months notice to Tenant. If Landlord gives Tenant such notice and such notice was given to every residential tenant in the Building, then the Lease will end and Tenant must leave the Apartment at the end of the 6 month period in the notice.

17. Liability for property left with Landlord's employees Landlord's employees are not permitted to drive Tenant's cars or care for Tenant's cars or personal property. Tenant must not leave a car or other personal property with any of Landlord's employees. Landlord is not responsible for (a) loss, theft or damage to the property, and (b) injury caused by the property or its use.

18. Playground, pool, parking and recreation areas If there is a playground, pool, parking or recreation area, Landlord may give Tenant permission to use it. Tenant will use the area at Tenant's own risk and must pay all fees Landlord charges. Landlord's permission may be cancelled at any time.

19. Terraces and balconies The Apartment may have a terrace or balcony. The terms of this Lease apply to the terrace or balcony as if part of the Apartment. The Landlord may make special rules for the terrace and balcony. Landlord will notify Tenant of such rules.

     Tenant must keep the terrace or balcony clean and free from snow, ice, leaves and garbage and keep all screens and drains in good repair. No cooking is allowed on the terrace or balcony. Tenant may not keep plants, or install a fence or any addition on the terrace or balcony. If Tenant does, Landlord has the right to remove and store them at Tenant's expense.

     Tenant is responsible to make all repairs to the terrace or balcony at its sole expense regardless of the cause and whether or not existing prior to Tenant's occupancy. Tenant shall maintain the terrace and balcony in good repair.

20. Tenant's certificate Upon request by Landlord, Tenant shall sign a certificate stating the following: (1) This Lease is in full force and unchanged (or if changed, how it was changed); and (2) Landlord has fully performed all of the terms of this Lease and Tenant has no claim against Landlord; and (3) Tenant is fully performing all the terms of the Lease and will continue to do so; (4) rent and added rent have been paid to date; and (5) any other reasonable statement required by Landlord. The certificate will be addressed to the party Landlord chooses.

21. Correcting Tenant's defaults If Tenant fails to timely correct a default after notice from Landlord, Landlord may correct it at Tenant's expense. Landlord's costs to correct the default shall be added rent.

22. Tenants duty to obey laws and regulations Tenant must, at Tenant's expense, promptly comply with all laws orders, rules, requests, and directions, of all governmental authorities. Landlord's insurers, Board of Fire Underwriters, or similar groups. Notices received by Tenant from any authority or group must be promptly delivered to Landlord. Tenant may not do anything which may increase Landlord's insurance premiums. If Tenant does, Tenant must pay the increase in premium as added rent.

23. Tenant's default A. Landlord must give Tenant written notice of default stating the type of default. The following are defaults and must be cured by Tenant within the time stated:

( 1) Failure to pay rent or added rent on time, 3 days.

(2) Failure to move into the Apartment within 15 days after the beginning date of the Term, 10 days.

(3) Issuance of a court order under which the Apartment may be taken by another party, 10 days.

(4) Improper conduct by Tenant annoying other tenants, 10 days.

(5) Failure to comply with any other term or Rule in the Lease, 10 days. If Tenant fails to cure the default in the time stated, Landlord may cancel the Lease by giving Tenant a cancellation notice. The cancellation notice will state the date the Term will end which may be no less than 10 days after the date of the notice. On the cancellation date in the notice the Term of this Lease shall end. Tenant must leave the Apartment and give Landlord the keys on or before the cancellation date. Tenant continues to be responsible as stated in this Lease. If the default can not be cured in the time stated, Tenant must begin to cure within that time and continue diligently until cured.

B. If Tenant's application for the Apartment contains any material misstatement of fact, Landlord may cancel this Lease. Cancellation shall be by cancellation notice as stated in Section 23.A.

C. If (1) the Lease is cancelled; or (2) rent or added rent is not paid on time; or (3) Tenant vacates the Apartment, Landlord may, in addition to other remedies, take any of the following steps: (a) peacefully enter the Apartment and remove Tenant and any person or property, and (b) use eviction or other lawsuit method to take back the Apartment.

D. If this Lease is cancelled, or Landlord takes back the Apartment, the following takes place:

(1) Rent and added rent for the unexpired Term becomes due and payable.

(2) Landlord may relet the Apartment and anything in it. The reletting may be for any term. Landlord may charge any rent or no rent and give allowances to the new tenant. Landlord may, at Tenant's expense, do any work Landlord reasonably feels needed to put the Apartment in good repair and prepare it for renting. Tenant stays liable and is not released except as provided by law.

(3) Any rent received by Landlord for the re-renting shall be used first to pay Landlord's expenses and second to pay any amounts Tenant owes under this Lease. Landlord's expenses include the costs of getting possession and re-renting the Apartment, including, but not only reasonable legal fees, brokers fees, cleaning and repairing costs, decorating costs and advertising costs.

(4) From time to time Landlord may bring actions for damages. Delay or failure to bring an action shall not be a waiver of Landlord's rights. Tenant is not entitled to any excess of rents collected over the rent paid by Tenant to Landlord under this Lease.

(5) If Landlord relets the Apartment combined with other space an adjustment will be made based on square footage. Money received by Landlord from the next tenant other than the monthly rent, shall not be considered as part of the rent paid to Landlord. Landlord is entitled to all of it.

If Landlord relets the Apartment the fact that all or part of the next tenant's rent is not collected does not affect Tenant's liability. Landlord has no duty to collect the next tenant's rent. Tenant must continue to pay rent, damages, losses and expenses without offset.

E. If Landlord takes possession of the Apartment by Court order, or under the Lease, Tenant has no right to return to the Apartment.

24. Jury trial and counterclaims Landlord and Tenant agree not to use their right to a Trial by Jury in any action or proceeding brought by either, against the other, for any matter concerning this Lease or the Apartment. This does not include actions for personal injury or property damage. Tenant gives up any right to bring a counterclaim or set-off in any action or proceeding by Landlord against Tenant on any matter directly or indirectly related to this Lease or Apartment.

25. No waiver, illegality Landlord's acceptance of rent or failure to enforce any term in this Lease is not a waiver of any of Landlord's rights. If a term in this Lease is illegal, the rest of this lease remains in full force.

26. Insolvency  If (1) Tenant assigns property for the benefit of creditors, or
(2) a non-bankruptcy trustee or receiver of Tenant or Tenant's property is appointed, Landlord may give Tenant 30 days notice of cancellation of the Term of this Lease. If any of the above is not fully dismissed within the 30 days, the Term shall end as of the date stated in the notice. Tenant must continue to pay rent, damages, losses and expenses without offset. If Tenant files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against Tenant, Landlord may not terminate this Lease.

27. Rules Tenant must comply with these Rules. Notice of new Rules will be given to Tenant. Landlord need not enforce Rules against other Tenants. Landlord is not liable to Tenant if another tenant violates these Rules. Tenant receives no rights under these Rules:

     (1) The comfort or rights of other Tenants must not be interfered with. This means that annoying sounds, smells and lights are not allowed.

     (2) No one is allowed on the roof. Nothing may be placed on or attached to fire escapes, sills, windows or exterior walls of the Apartment or in the hallways or public areas.

     (3) Tenant may not operate manual elevators. Smoking is not permitted in elevators. Messengers and trade people must only use service elevators and service entrances. Bicycles are not allowed on passenger elevators.

     (4) Tenant must give to Landlord keys to all locks. Doors must be locked at all times. Windows must be locked when Tenant is out.

     (5) Apartment floors must be covered by carpets or rugs. No waterbeds allowed in Apartments.

     (6) Dogs, cats or other animals or pets are not allowed in the Apartment or Building.

     (7) Garbage disposal rules must be followed. Wash lines, vents and plumbing fixtures must be used for their intended purpose.

     (8) Laundry machines, if any, are used at Tenant's risk and cost. Instructions must be followed.

     (9) Moving furniture, fixtures or equipment must be scheduled with Landlord. Tenant must not send Landlord's employees on personal errands.

     (10) Improperly parked cars may be removed without notice at Tenant's cost.

     (11) Tenant must not allow the cleaning of the windows or other part of tile Apartment or Building from the outside.

     (12) Tenant shall conserve energy.

28. Representations, changes in Lease Tenant has read this Lease. All promises made by the Landlord are in this Lease. There are no others. This Lease may be changed only by an agreement in writing signed by and delivered to each party.

29. Landlord unable to perform If due to labor trouble, government order, lack of supply, Tenant's act or neglect, or any other cause not fully within Landlord's reasonable control, Landlord is delayed or unable to (a) carry out any of Landlord's promises or agreements, (b) supply any service required to be supplied, (c) make any required repair or change in the Apartment or Building, or (d) supply any equipment or appliances Landlord is required to supply, this Lease shall not be ended or Tenant's obligations affected.

30. End of term At the end of the Term, Tenant must: leave the Apartment clean and in good condition, subJect to ordinary wear and tear; remove all of Tenant's property and all Tenant's installations and decorations; repair all damages to the Apartment and Building caused by moving; and restore the Apartment to its condition at the beginning of the Term. If the last day of the Term is on a Saturday, Sunday or State or Federal holiday the Term shall end on the prior business day.

31. Space "as is" Tenant has inspected the Apartment and Building. Tenant states they are in good order and repair and takes the Apartment as is except for latent defects.

32. Landlord's warranty of habitability Landlord states that the Apartment and Building are fit for human living and there is no condition dangerous to health, life or safety.

33. Landlord's consent If Tenant requires Landlord's consent to any act and such consent is not given, Tenant's only right is to ask the Court for a declaratory judgment to force Landlord to give consent. Tenant agrees not to make any claim against Landlord for money or subtract any sum from the rent because such consent was not given.

34. Limit of recovery against Landlord Tenant is limited to Landlord's interest in the Building for payment of a judgment or other court remedy against Landlord.

35. Lease binding on This Lease is binding on Landlord and Tenant and their heirs, distributees, executors, administrators, successors and lawful assigns.

36. Landlord Landlord means the owner (Building or Apartment), or the lessee of the Building, or a lender in possession. Landlord's obligations end when Landlord's interest in the (Building or Apartment) is transferred. Any acts Landlord may do may be performed by Landlord's agents or employees.

37. Paragraph headings  The paragraph headings are for convenience only.

  SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.

38. Furnishings If the Apartment is furnished, the furniture and other furnishings are accepted as is. If an inventory is supplied each party shall have a signed copy. At the end of the Term Tenant shall return the furniture and other furnishings clean and in good order and repair. Tenant is not responsible for ordinary wear and damage by the elements.

39. Broker If the name of a Broker appears in the box at the top of the first page of this Lease, Tenant states that this is the only Broker that showed the Apartment to Tenant. If a Broker's name does not appear Tenant states that no agent or broker showed Tenant the Apartment. Tenant will pay Landlord any money Landlord may spend if either statement is incorrect.




Signatures, effective date Landlord and Tenant have signed this Lease as of the above date. It is effective when Landlord delivers to Tenant a copy signed by all parties.


 LANDLORD: Guild Family Bronxville    TENANT: Interep National Radio Sales, Inc.
           Partnership, L.P.

 ---------------------------------    ------------------------------------------
 By: /s/ Ralph C. Guild                By: /s/ William J. McEntee, Jr.
 ---------------------------------    ------------------------------------------


  GUARANTY OF PAYMENT                 Date of Guaranty                 19
                                                        ---------------   ------
  Guarantor and address
                         -------------------------------------------------------

1. Reason for guaranty I know that the Landlord would not rent the Apartment to the Tenant unless I guarantee Tenant's performance. I have also requested the Landlord to enter into the Lease with the Tenant. I have a substantial interest in making sure that the Landlord rents the Premises to the Tenant.

2. Guaranty I guaranty the full performance of the Lease by the Tenant. This Guaranty is absolute and without any condition. It includes, but is not limited to, the payment of rent and other money charges.

3. Changes in Lease have no effect This Guaranty will not be affected by any change in the Lease, whatsoever. This includes, but is not limited to, any extension of time or renewals. The Guaranty will bind me even if I am not a party to these changes.

4. Waiver of Notice I do not have to be informed about any default by Tenant. I waive notice of nonpayment or other default.

5. Performance If the Tenant defaults, the Landlord may require me to perform without first demanding that the Tenant perform.

6. Waiver of jury trial I give up my right to trial by jury in any claim related to the Lease or this Guaranty.

7. Changes This Guaranty can be changed only by written agreement signed by all parties to the Lease and this Guaranty.

Signatures


WITNESS:
        ------------------------------

  STATE OF                         ,COUNTY OF                              ss.:

       On                              19                  ,before me personally



  came                                         to me known, who,
  being by me duly sworn, did depose and say that deponent resides at
  No.
  deponent is                                 of
  the corporation described in and which executed, the foregoing instrument; deponent knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; deponent signed deponent's name thereto by like order.


  GUARANTOR:
            -------------------------

  Guarantor's address:
                     ----------------


  STATE OF                         ,COUNTY OF                               ss.:

  On                                   19                 , before me personally


  came



 to me known to be the individual described in, and who executed the foregoing instrument, and acknowledged that he executed the same.

                 RIDER TO LEASE DATED AS OF JUNE 30,1999 BETWEEN
              GUILD FAMILY BRONXVILLE PARTNERSHIP, L.P., AS LANDLORD AND INTEREP NATIONAL RADIO SALES, INC., AS TENANT FOR PREMISES KNOWN AS TRUMP PARC CONDOMINIUM APARTMENT 3A LOCATED AT 106 CENTRAL PARK SOUTH, NEW YORK, NEW YORK

     40. In the event of any inconsistencies or conflict between the terms of the printed portion of the Lease and this Rider, the terms of this Rider shall govern and be binding upon the parties hereto.

     41. Added Rent: Supplementing Paragraph 3 of the Lease, Tenant shall pay
         -----------
throughout the Term as "Added Rent", 50% of any increase in (i) real estate taxes assessed against the Apartment by the City of New York, and (ii) the Common Charges payable to the Trump Parc Condominium over those in effect on the date hereof. Payment of Added Rent shall be payable on the dates such taxes and charges be payable by Landlord. If requested by Tenant, Landlord shall furnish copies of tax bills and copies of bills for common charges to evidence such increases.

     42. Early Termination: If Landlord shall enter into a contract for the sale
         ------------------
of the Apartment, Landlord may upon 90 days prior written notice to Tenant terminate the Term of this Lease effective on a date set forth in Landlord's notice but not earlier than the third anniversary of the commencement of the Term of this Lease.

     43. The parties agree that Tenant's lease of the Apartment is subject to the right of Empire Events Inc. to use the Apartment, for a period of one day, up to 24 times a year for client orientation, parties, meetings and similar events. Empire Events Inc. shall give Landlord and Tenant written notice of it's request for use of the Apartment, which notice shall be received no later than 10 days prior to the date requested. Tenant hereby agrees to give Empire Events Inc. access to and use and occupancy of the Apartment on the dates requested.

                                        GUILD FAMILY BRONXVILLE
                                        PARTNERSHIP, L.P. (Landlord)


                                        By /s/ Ralph C. Guild
                                          ----------------------------------
                                        Name:  Ralph C. Guild
                                        Title:

                                        INTEREP NATIONAL RADIO
                                        SALES, INC. (Tenant)

                                        By /s/ William J. McEntee, Jr.
                                          ----------------------------------
                                        Name: William J. McEntee, Jr.
                                        Title: Chief Financial Officer